EXHIBIT 10.2

Working Translation deed on 6/2006 as signed on 10 January 2006

Deed No A. Record 6/2006

Today, January ten, two thousand and six

- January 10, 2006 -

appeared before me, Etienne Petitpierre

Notary public with official place of business in Basel, Switzerland at my office premises located at Gerbergasse 1, 4001, Basel, Switzerland

1.  Mr. Ulrich Wüseke,
 born 8 December 1955,
 residing at Töpferweg 41,
 32429 Minden,
 Germany

acting here not in his own name, but under powers of attorney dated 9 January 2006, presented to the notary in the originals and submitted to the files as photocopies on behalf of

a)  Mr. Paul Gauselmann,
         born 26 August 1934,
         residing at Alter Moorweg 11,
         32339 Espelkamp,
         Germany

b)  Mr. Michael Gauselmann,
          born 28 November 1955,
          residing at Frotheimer Weg 54,
          32339 Espelkamp,
          Germany

2.  Dr. Bernd Meyer-Witting,
         born 2 July 1960,
         with business address at Mainzer Landstrasse 46
         60325 Frankfurt am Main,
         Germany,

acting here not in his own name, but under power of attorney dated 8 December 2005, presented to the notary in the original and submitted to the files as photocopy as representative with sole power of representation for GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island, 02817 U.S.A.

The persons present under Nos. 1 and 2 are personally known to the acting notary.

At the request of the persons appearing before me, I hereby certify the following

SUPPLEMENTARY AGREEMENT

to the

Master Agreement of 5 December 2004

The Parties notarially recorded on 5 December 2004 a Master Agreement (A. Record 294/2004 of Notary Etienne Petitpierre, with offices in Basel - "MA"), a Purchase Agreement (A. Record 293/2004 - "PA") and on 4 March 2005 a Supplementary Agreement to the PA (A. Record 64/2005). The Master Agreement of 5 December 2004 shall now be amended and/or supplemented as shown in the following points, with all other provisions remaining unchanged. In part, however, only where expressly indicated these changes and/or amendments depend on the occurrence of the circumstances defined in Annex 1 ("Circumstances"). In this Master Agreement, all references to the Purchase Agreement are solely to the new version of the PA of today’s date unless otherwise expressly provided herein:

A. Unconditional Amendments

I.
1.
A new article

Security Interests (§ 3A)

is added to the Master Agreement:

"§ 3A.1.  The Buyer shall support AI through an additional financial commitment.

§ 3A.1.1.      The Buyer shall secure both of the following bank obligations of AI by means of conventional security interests (selbstschuldnerische Bürgschaften or similar security):

a)  Steierm’rkische Bank under the agreements of 9 December 2003 and 5 January 2005 (status as of 30 November 2005: EUR 3,000,000.00)

b)  Commerzbank Osnabrück under the agreements of 28 October 2003, 23 October 2004, and 1 December 2003 (status as of 30 November 2005: EUR 6,251,728.01 in total).

With the participation of the Central Finance Department of Gauselmann AG (Messrs. Ulrich Wüseke and Achim Dethlaff), the Buyer shall coordinate the required security interests with the respective creditor bank.

§ 3A.1.2.      Furthermore, in the future, the Buyer shall in like fashion (§ 3A.1.1) secure, up to the amount of EUR 10,700,000.00 and without reviewing AI’s creditworthiness or need for credit, bank loans to be accepted by AI. This too must be done with the participation of the Finance Department of Gauselmann AG. Moreover, the granting of loans may be substituted for the security interests.

§ 3A.1.3.      The loans described in the foregoing paragraphs shall be repaid at customary interest rates.

§ 3A.1.4.      The security interests and/or loans granted under § 3A.1.1 and § 3A.1.2 must be redeemed or repaid within 60 days after the day on which it is established that a Consummation, as defined in § 17 of the PA, shall not occur.

In the event of a Consummation, § 3.4 shall apply.

§ 3A.1.5.      The Sellers must ensure that upon the Buyer establishing its right of redemption and/or repayment pursuant to § 3A.1.4, the Buyer can, notwithstanding its other rights, request all manner of merchandise deliveries from AI, Atronic Americas LLC, Atronic Australien GmbH and/or all of its subsidiaries and can settle the consideration for the same with loans that have been granted or apply such compensation directly to redeem security interests that have been provided. The Sellers shall have the same duty commencing with the establishment of the right of redemption and/or repayment concerning other current or future obligations of the Buyer vis-à-vis AI, Atronic Americas LLC, Atronic Australien GmbH and/or any of its subsidiaries.

§ 3A.1.6.  The Sellers must ensure that the Buyer receives the following reports from AI for the Buyer itself and a consolidated version for its subsidiaries:

a)  a monthly management report including a forecast for the following three months,

b)      each month, a liquidity plan for the following three months, and

c)  at the beginning of each calendar quarter, an estimate of the course of the business and of the financial development of the business on a quarterly basis for the following 12 months."

2.
§ 8.7 sentence 1 is reworded as follows:

"The Parties will consummate the Transfer of the Option Interests by notarial deed on the Consummation Date of the Option ("Option Transaction Date")."

3.
        § 20 is amended as follows:

"This document and all documents referred to herein, in particular the PA, the 1st Supplementary Agreement to the PA, the MA and the two Supplementary Agreement to the PA and the MA of today's date contain all agreements made between the Parties regarding the respective subject-matter of such documents and supersede all prior oral and written covenants, agreements and arrangements made in this respect between the Parties."

B. Amendments conditional upon the occurance of the Circumstances specified in
Annex 1

I.
Advisory Board (§ 5)

The following new paragraph is inserted:

"§ 5.6. The New Shareholder agrees already now to appoint Messrs. W. Bruce Turner, Jaymin Patel and Marc Crisafulli to the Advisory Board and agrees further that, provided and for so long as such individuals remain employees of the New Shareholder or one of its group companies, they shall not be removed from such office before 31 December 2008."

II.
Selling Rights and Purchasing Rights (§ 8)

1.
        The last sentence of § 8.1.1. shall be reworded as follows:

"The Right to exercise this Option ends on 31 December 2011."

2.
In § 8.1.2, the period "until the fifth anniversary of the Transaction Date" is replaced by "until 31 December 2011".

3.
In § 8.1.3, the time "upon expiration of five (5) years" is amended to "starting with 1 January 2012".

4.
§ 8.2.1 and § 8.2.2 (Purchase Options of the New Shareholder) shall cease to apply.

5.
§ 8.2.3 is reworded to read as follows:

"Beginning with the Transaction Date without justification."

6.
§ 8.4 is reworded to read as follows:

"§ 8.4.  The purchase price of the Option Interests is calculated:

•	in the case of § 8.1.1 and § 8.1.2, according to the following formula ("Formula Purchase Price"):

Enterprise value - net financial debt
2

•	in the case of § 8.1.3, according to the "fair value" ("Fair-Value Purchase Price")

•
in the case of § 8.2.3, if the option is exercised on or before 31 December 2011 pursuant to the provisions of §§ 4 through 8 of the PA, subject to the particulars specified in § 8.6A below ("Special-Option Price"). The Special-Option Price consists of a purchase-price portion and an earn-out portion.

•	in the case of § 8.2.3, if the option is exercised after 31 December 2011 according to the "fair value"."

7.
The following new paragraph is inserted:

"§ 8.4A:      Any Balance PA shall be set off against the purchase price of the Option Interests pursuant to § 8.4."

8.
The following § 8.6A is inserted after § 8.6:

"§ 8.6A      Calculation of the Special-Option Price

§ 8.6A.1:      Pursuant to § 4 of the PA, the purchase-price portion of the Special-Option Price shall be calculated subject to the following:

•	§ 4.3 PA shall not apply

•	the 12-month "Pre-Closing Phase" described in § 4.4 of the PA shall begin retroactively upon expiration of the calendar quarter that precedes the Option Exercise Date

•
The basis for the EBITDA calculation pursuant to § 4.5.7 of the PA shall be two interim balance sheets for each of the four calendar quarters ending with the end of the Pre-Closing Phase "Pre-Closing Interim Balance Sheet" - and with the end of the following 12 month period ("Post-Closing Phase") - "Post-Closing Interim Balance Sheet."

•	§ 4.5.8 PA shall not apply.

•	the three (3) fiscal years that have closed immediately prior to the Option Exercise Date shall be controlling for purposes of determining the Working Capital Objective pursuant to § 4.7.8. PA.

§ 8.6A.2:  The earn-out portion of the Special-Option Price shall be calculated pursuant to § 7 of the PA, subject to the following:

•	§ 7.1 par. 1 PA is reworded to read as follows:

"The Buyer shall pay to the Sellers an earn-out, which shall be calculated according to the following formula:

6 x EBITDA of Post-Closing Phase - EBITDA of Pre-Closing Phase
2"

•	§ 7.1 par. 2 PA is reworded to read as follows:

"If the incontestably established EBITDA value for the Pre-Closing Phase is less than the values indicated below, then instead of the actual EBITDA value, an EBITDA value, in the amount of the value indicated below, shall be deducted from the EBITDA value for the Post-Closing Phase:

in case of an exercise
in 2007: EUR 25,000,000.00,
in 2008: EUR 25,000,000.00,
in 2009: EUR 30,000,000.00,
in 2010: EUR 35,000,000.00, and
in 2011: EUR 40,000,000.00."

•	§ 7.2 PA shall be replaced by the following:

"A negative Earn-Out shall not be taken into account."

•	in § 7.3 PA, the phrase "for fiscal year 2007" is replaced by "for the Post-Closing Phase."

•	in § 7.4 PA Annex § 7.4 is replaced by the new Annex § 7.4 NEW.

§ 8.6A.3  The Special-Option Price shall be at least EUR 50,000,000.00.

The Special-Option Price may only be reduced by any Balance PA.

The provisions of § 8 of the PA, entitled "Balance Sheets," shall apply mutatis mutandis to the Pre-Closing Interim Balance Sheet and the Post-Closing Interim Balance Sheet, subject to the following:

"§ 8.2 PA shall only apply if the Option Exercise Date falls before the end of the first calendar quarter of 2008; thereafter, both interim balance sheets must be prepared in accordance with US GAAP and subsequently transferred to the German commercial-law provisions for corporate groups (§§ 290 et seq. of the Commercial Code (HGB)). These transferred interim balance sheets shall be controlling for purposes of calculating the

Special-Option Price. In paragraph 2, the reference to fiscal year 2006 is replaced by "Pre-Closing Phase."

§ 8 6A.4.  §§ 5 and 6 of the PA shall apply mutatis mutandis, subject to the following:

•	§ 5.1 PA is reworded to read as follows:

"On the Option Transaction Date, the Buyer shall pay to the Sellers a provisional special-option purchase price calculated pursuant to § 6 PA ("Provisional Special-Option Purchase Price"), provided however, that the payment shall not be less than (i) the greater of the Provisional Special-Option Purchase Price and EUR 50,000,000.00, minus (ii) the Balance PA, if any."

•	The following sentence is added to § 5.2 PA:

"However, a duty of repayment on the part of the Sellers shall only exist for the amount exceeding the following sum: EUR 50,000,000.00 minus the Balance PA, if any.

Any payment obligation of the Buyer shall be subject to a deduction of any Balance KV."

•	The following § 5.2 PA is inserted after § 5.2 PA:

"Any earn-out payment shall only be made if and to the extent that the sum consisting of the purchase-price portion and the earn-out portion of the Special-Option Price exceeds the amount of EUR 50,000,000.00.

•	If the sum consisting of the purchase-price portion and the earn-out portion of the Special-Option Price is less than the amount of EUR 50,000,000.00, there shall be no repayment to the Buyer.

•	Two sample calculations are presented in Annex § 7.4 NEW (PA)."

•	§ 6.1 of the PA shall apply, subject to the following:

"Provided the option is exercised by 31 March 2008, the Sellers shall appoint an auditing firm ("Auditors"). Thereafter, the Buyer shall make the appointment.

The Auditors shall conduct an auditor’s review of the summarized, consolidated monthly balance sheets for the Pre-Closing Phase. Subsequently, on this basis, the Auditors shall specify an estimated provisional special-option purchase price."

§ 8.6A.5:      The Buyer undertakes as against the Sellers that, at the written request of the Sellers, it shall procure for the Sellers payment in satisfaction of the Special-Option Price in the form of shares up to a maximum value of EUR 50,000,000.00 in a parent company or another company that directs the main business of the company that is exercising the Special Option, which company in either case must be publicly listed. The Sellers shall have the right to determine the respective company ("Right of Determination"). The number of shares to be procured (which may be by transfer or issuance) shall be calculated by reference to the market price for such shares on the Transaction Date of the Special Option.

The company determined by the Sellers shall not be obliged to increase its authorized share capital.

The Sellers may, however, in the alternative, require payment of the Special-Option Price in cash, in whole or in part. This right and the Right of Determination must be exercised in writing within one month of the exercise of the Special-Option Right.

The aforementioned option of the Sellers to require payment of the Special-Option Price to be made in the form of shares shall, however, be subject to this being in accordance with the laws applicable to the company whose shares are at issue and also to the charter documents of such company.

§ 8.6A.6      The Consummation of the Special Option shall take place in accordance with the provisions of § 8.7 and § 8.8 of the MA."

9.
The period specified in § 9.2, i.e., "until the fifth anniversary of the Transaction Date," shall be replaced by "until 31 December 2011".

10.
§ 10.3 MA shall have the following additional sentence inserted at the end:

"The provision in § 8.6A.5 shall apply to the Special Option."

This deed together with the Annexes was read aloud to the persons appearing and, to the extent that reading them aloud was not suitable, was submitted for review and signed individually by them, was approved by them and was signed together with the Notary as follows: